Exhibit 99.1


                          Arrow Electronics to Acquire
         InTechnology plc's Storage and Security Distribution Business

              ---Expands Enterprise Business in Europe---



    MELVILLE, N.Y.--(BUSINESS WIRE)--Dec. 6, 2006--Arrow Electronics, Inc. (NYSE:ARW) announced that it has signed a definitive agreement pursuant to which Arrow will acquire the assets of the storage and security distribution business of InTechnology plc.

    InTechnology Distribution, which is headquartered in Harrowgate, England and has approximately 200 employees, delivers storage and security solutions to value-added resellers in the United Kingdom. Total 2006 sales are expected to exceed $400 million.

    "The acquisition of InTechnology's storage and security distribution business positions us to further expand the breadth and depth of our Enterprise Computing Solutions business in Europe. We are delighted to welcome the InTechnology team to Arrow," stated M. Cathy Morris, acting president, Arrow Enterprise Computing Solutions.

    "The addition of InTechnology's storage and security distribution business to our existing DNS business in Europe will enable us to expand our enterprise distribution business into the United Kingdom, Europe's second largest IT market, and will further strengthen our position in some fast growing product segments," stated Kurt Schoeffer, managing director, DNS. "The combination with DNS will enhance our ability to provide comprehensive enterprise solutions to our partners," added Steve Pearce, chief operating officer, InTechnology plc.

    The transaction, which is expected to be between $.02 and $.04 accretive in 2007, is subject to customary closing conditions, including obtaining necessary government approvals, and is expected to be completed within the next thirty days.

    Arrow Electronics is a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, N.Y., Arrow serves as a supply channel partner for nearly 600 suppliers and more than 130,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 270 locations in 53 countries and territories.

    Safe Harbor

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, the effects of additional actions taken to lower costs, the ability of the company to generate additional cash flow and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. You can identify these forward-looking statements by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.



    CONTACT: Ira M. Birns
             Vice President & Treasurer
             631-847-1657
             or
             Paul J. Reilly
             Senior Vice President & Chief Financial Officer
             631-847-1872
             or
             Media:
             Jacqueline F. Strayer
             Vice President, Corporate Communications
             631-847-2101